SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
December 10, 2001

WHITEWING LABS, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or other jurisdiction of incorporation of organization)

Delaware	0-27420	95-4437350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13743 Ventura Blvd. Suite 200, Sherman Oaks, CA	91423
(Address of Principal Executive Offices)	(Zip Code)

(818) 385-0405
Registrant’s Telephone Number,
Including Area Code

15455 San Fernando Mission Blvd., #105, Mission Hills, CA 91345
Former Name or Former Address, if Changed Since Last Report

Item 2 Acquisition or Disposition of Assets
Item 5 Other Events
Item 7 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 2.1
EXHIBIT 2.2
EXHIBIT 10.1
EXHIBIT 10.2

Item 2     Acquisition or Disposition of Assets

On December 10, 2001, Whitewing Labs, Inc. (the “Company”) sold its nutritional business assets (the “Sale”) to Nadin Company, a California corporation (the “Purchaser”), pursuant to an Asset Purchase Agreement (the “Agreement”). The Purchaser is owned by Michael and John Gorman, also the owners of Vitamineral, Inc., the Company’s primary manufacturer. Under the Agreement, the Company transferred its nutritional business assets, constituting substantially all of the Company’s operating assets, to the Purchaser, in exchange for $265,000 (the “Purchase Price”). $65,000 of the Purchase Price was paid in cash at the closing of the Sale; the remaining $200,000 of the Purchase Price was in the form of a promissory note made by the Purchaser and Michael Gorman and John Gorman in favor of the Company. The promissory note is secured by all of the Purchaser’s nutritional business assets. The Purchase Price was determined by negotiations between the Company and the Purchaser. The Sale was approved by the Company’s Board of Directors and by the holders of a majority of the Company’s common stock. A copy of the Agreement, as well as the related Bill of Sale and Pledge Agreement, are filed as Exhibits to this Report.

Prior to the consummation of the Sale, Cynthia Kolke resigned as President, Assistant Secretary, and Director of the Company. The Company has been informed that Ms. Kolke will continue to run the nutritional business on behalf of the Purchaser and will be a shareholder of the Purchaser.

Item 5     Other Events

The Board of Directors of the Company was recently reconstituted as follows:

David Eisenstein. Mr. Eisenstein has practiced law for 25 years and, since 1989, he has counseled and represented a number of network nutrition marketing companies. He has also represented many nutritional network marketing companies before state and federal proceedings. Mr. Eisenstein is a member of two national network marketing associations, the Direct Selling Association (DSA) and the MLMIA.

Andrew T. Libby, Jr. Mr. Libby has experience as a director and chief financial officer of several corporations and currently serves as President of Financial Management Consultants, Inc. He is a former partner in the Certified Public Accounting firm of Skipper, Jacobson & Libby in Tampa, Florida. Mr. Libby has authored numerous studies for corporate clients and financial feasibility studies for business sectors such as medicine, broadcasting, cable television and retail.

Craig M. Ellins. Mr Ellins has over 20 years experience in marketing and sales. He founded and expanded several companies, including the first 24-hour live television shopping channel, Shop Television. He also founded Autocheck Centers and CVR (Computer Vehicle Registration). Mr. Ellins served as head of Business Development of the Fingerhut Corporation and has provided strategic planning for several companies including, but not limited to, Netcom, AT&T, Time Warner, Inc. and K-Tel International.

John Pretto. Mr. Pretto is the co-founder of HelloNetwork, a developer of streaming media technology for the internet and intranet. He has been integrating software and hardware systems since the mid-80s and currently specializes in digital video systems development and transmission technologies. Mr. Pretto has been responsible for live and recorded streaming broadcasts over the Internet, including the PGA tour and the PGA Tour AIPAC’s annual convention.

Item 7     Financial Statements and Exhibits

     (c)  Exhibits. The following are filed as exhibits to this report.

2.1	Bill of Sale, dated as of December 10, 2001, by and between Whitewing Labs, Inc. and Nadin Company.

2.2	Asset Purchase Agreement, dated as of December 10, 2001, by and between Whitewing Labs, Inc. and Nadin Company.

10.1	Promissory Note, dated as of December 10, 2001, by Michael Gorman, John Gorman and Nadin Company in favor of Whitewing Labs, Inc.

10.2	Pledge Agreement, dated as of December 10, 2001, by and between Nadin Company and Whitewing Labs, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

WHITEWING LABS, INC.

Date: December 14, 2001	By:	/s/ ANDREW T. LIBBY, Jr.

Andrew T. Libby, Jr. Chairman of the Board and President.

Exhibit Index

Exhibit
Number	Description

2.1	Bill of Sale, dated as of December 10, 2001, by and between Whitewing Labs, Inc. and Nadin Company.

2.2	Asset Purchase Agreement, dated as of December 10, 2001, by and between Whitewing Labs, Inc. and Nadin Company.

10.1	Promissory Note, dated as of December 10, 2001, by Michael Gorman, John Gorman and Nadin Company in favor of Whitewing Labs, Inc.

10.2	Pledge Agreement, dated as of December 10, 2001, by and between Nadin Company and Whitewing Labs, Inc.